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                                                                    EXHIBIT 23.1


                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan of Endocardial Solutions, Inc. for the registration of 200,000 shares of common stock of our report dated January 9, 1997, with respect to the financial statements of Endocardial Solutions, Inc. included in the Registration Statement and Prospectus (Form S-1) filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Minneapolis, Minnesota
August 18, 1997